Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

WEIDA COMMUNICATIONS, INC.

A New Jersey Corporation

ARTICLE I

MEETINGS OF SHAREHOLDERS

SECTION 1.                           Place of Meetings.

All meetings of the shareholders of the Corporation shall be held at the registered office of the Corporation or at such places, within or without the State of New Jersey, as may be fixed from time to time by the Board of Directors.

SECTION 2.                           Annual Meeting.

The annual meeting of shareholders shall be held on the second Thursday of November in every year, if not a legal holiday, and if a legal holiday, then on the next following business day not a legal holiday, at 11:00 a.m., or at such other date and time as may be fixed by the Board of Directors. At each annual meeting of shareholders, the shareholders shall elect directors and transact such other business as may be properly brought before the meeting.

SECTION 3.                           Notice of Annual Meeting.

Written notice of each annual meeting of shareholders, stating the place, date and hour of the meeting, shall be given in the manner set forth in Article IV of these By-laws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at the meeting.

SECTION 4.                           Special Meetings.

Special meetings of shareholders may be called at any time for any purpose or purposes, by the Board of Directors, or by the Chairmen, and shall be called by the President or the Secretary upon the written request of a majority of the Board of Directors, or upon the written request of a shareholder or shareholders holding of record at least thirty percent (30%) of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 5.                           Notice of Special Meeting.

Notice of each special meeting of shareholders shall be given in the manner set forth in Article IV of these By-laws not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder entitled to vote at such meeting. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called and indicate by whom it is being called.

SECTION 6.                           Quorum.

Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of shareholders shall be necessary, and shall constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of shareholders, the holders of a majority of the shares entitled to vote at the meeting who are present in person or by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article IV to each shareholder entitled to vote at the adjourned meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 7.                           Qualification of Voters.

The only person entitled to notice of or to vote at any meeting of shareholders shall be the persons shown as shareholders of the Corporation on the stock records of the Corporation on the record date fixed by the Board of Directors, or, in the absence thereof, at the close of business on the date the notice of meeting is given.

SECTION 8.                           Voting.

At any meeting of shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each shareholder shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. All elections of directors shall be determined by plurality of votes. Except as otherwise provided by law or in the Certificate of Incorporation or By-Laws, any other matter shall be determined by the vote of the holders of a majority of the shares voting on it.

SECTION 9.                           Action Without a Meeting.

Except as otherwise provided by the Certificate of Incorporation, whenever the vote of shareholders is required or permitted in connection with any corporate action, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1.                           Function.

The Board of Directors shall manage the business of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

SECTION 2.                           Number and Term of Office.

The number of directors constituting the entire Board of Directors shall be no less than three (3) and no more than nine (9), as the Board of Directors shall from time to time determine. As of the adoption of these By-laws, the Board has fixed the number of Directors at five (5). Except as provided in Section 3 of this Article II, the directors shall be elected at the annual meeting of shareholders. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the term of office of each director shall be from the time of his election and qualification until the annual meeting of shareholders next succeeding his election and until his successor shall have been duty elected and qualified.

SECTION 3.                           Vacancies.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason may be filled by the directors of the Corporation at any time, and each director so elected shall hold office until the next annual election of directors, and until his successor shall be duly elected and qualified.

SECTION 4.                           Resignation.

Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of receipt thereof, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.                           Action by Unanimous Written Consent.

Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

ARTICLE III

MEETINGS OF DIRECTORS

SECTION 1.                           First Meeting.

The first meeting of each newly elected Board of Directors shall be held immediately following each annual meeting of shareholders. If the meeting is held at the place of the meeting of shareholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not so held, It shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

SECTION 2.                           Regular Meetings.

Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such places and at such times as shall from time to time be determined by the Board. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting will be held at that place at the same hour on the next business day which is not a legal holiday.

SECTION 3.                           Special Meetings; Notice.

Special meetings of the Board of Directors shall be held whenever called by the Chairman, or called by the Secretary at the written request of any two (2) directors. Notice of each such meeting, stating the time and place of the meeting, shall be given in the manner set forth in Article IV of these By-Laws not less than three (3) days before the time such meeting is to be held. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors, unless otherwise provided by these By-laws.

SECTION 4.                           Participation by Telephone.

Any one or more members of the Board of Directors, or any committee thereof, may participate in a meeting of the

Board or committee by means of a conference telephone or similar communications equipment provided that all directors participating in the meeting are able to hear all of the other directors at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 5.                           Place of Meeting.

The Board of Directors may hold its meetings and keep the books and records of its proceedings at such place or places within or without the State of New Jersey as the Board may from time to time determine.

SECTION 6.                           Quorum; Action by the Board.

A majority of the entire Board shall constitute a quorum for the transaction of business. Except as otherwise provided by these By-Laws, or required by law, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time until a quorum is present, without providing notice of the adjourned meeting to any director other than an announcement at the meeting.

ARTICLE IV

NOTICES

SECTION 1.                           Notice to Shareholder.

Any notice to a shareholder shall be in writing and either given personally or by mail. If mailed, a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of shareholders or, if the shareholder shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then addressed to him at that other address.

SECTION 2.                           Notice to a Director.

Any notice to a director may be given personally, by telephone, or seventy-two (72) hours after having been deposited in the United States mails or with the communications company through which it is given, directed to the director at his business address or at such other address as the director may have designated to the Secretary in writing as the address to which notices should be sent.

SECTION 3.                           Waiver of Notice.

Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance by a shareholder at a meeting in person or by proxy will be deemed a waiver of notice unless the shareholder protests prior to the conclusion of the meeting the lack of notice thereof. Attendance by a director at a meeting will be deemed a waiver of notice unless the director protests, prior to the meeting or at its commencement, the lack of notice thereof.

ARTICLE V

OFFICERS

SECTION 1.                           Number.

The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and a Treasurer, and the Board of Directors may also elect one or more Vice Presidents, such Assistant Secretaries, Assistant Treasurers and such other officers as it may from time to time deem advisable. Any two (2) or more offices, except the offices of President and Secretary, may be held by the same person. No officer need be a director of the Corporation.

SECTION 2.                           Election and Term of Office.

Each officer shall be elected by the Board of Directors and shall hold office for such term, if any, as the Board of Directors shall determine. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

SECTION 3.                           Resignation.

Any officer may resign at any time by giving written notice to the Board of Directors or to the President. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of receipt thereof, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.                           Chairman.

The Chairman of the Board shall preside at all meetings of the Directors and of the shareholders. He shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation, other than day-to-day operations. The Chairman of the Board may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized either generally or specifically, by the Board, and may affix the seal of the Corporation to any instrument which shall require it. He shall have the general powers and duties of management usually vested in the office of the Chairman of the Board of a corporation.

SECTION 5.                           President.

The President shall be the Chief Executive Officer of the Corporation and shall have charge of the day to day affairs of the Corporation. He shall keep the Chairman fully informed and shall freely consult him concerning the business of the Corporation in his charge. He may, as may the Chairman, sign, execute and deliver, in the name of the Corporation, all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, and may affix the seal of the Corporation to any instrument which shall require it. Except as otherwise provided by these By-Laws, the President shall appoint and remove, employ and discharge and fix the compensation of all servants, agents, employees and clerks of the Corporation. In addition to the powers usually incident to the office of President as herein provided, he shall have such other powers and shall perform such duties as may be assigned to him by the Board of Directors.

SECTION 6.                           Vice Presidents.

The Vice Presidents, if any, shall perform such duties as shall from time to time be assigned to them by the Board of Directors, the Chairman or the President. In the absence of the President, the Vice Presidents shall, in the order designated by the Board, perform the duties of the President.

SECTION 7.                           Secretary.

The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors in books provided for that purpose. He shall attend to the giving and serving of all notices of the Corporation; shall affix the seal of the Corporation to all contracts and instruments requiring the same; shall have charge of the seal of the Corporation and of such books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the examination by any director upon application at the office of the Corporation during business hours; and shall in general perform all the duties incident to the office of the Secretary, or which may from time to time be assigned to him by the Board of Directors.

SECTION 8.                           Assistant Secretaries.

The Assistant Secretaries, if any, shall assist the Secretary in the performance of his duties and perform such duties as shall from time to time be assigned to them by the Board of Directors, the Chairman or the President. In the absence of or in the event of disability of the Secretary, the Assistant Secretaries shall, in the order designated by the Board, perform the duties of the Secretary.

SECTION 9.                           Treasurer.

The Treasurer shall be the Chief Financial Officer of the Corporation and shall have custody of all funds, securities and other property of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in the books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as maybe designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, the Chairman and the Board of Directors, when the President, the Chairman or the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. In general, the Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 10.                     Assistant Treasurers.

The Assistant Treasurers, if any, shall assist the Treasurer in the performance of his duties and perform such duties as shall from time to time be assigned to them by the Board of Directors, the Chairman or the President. In the absence of or in the event, of the disability of the Treasurer, the Assistant Treasurers shall, in the order designated by the Board, perform the duties of the Treasurer.

SECTION 11.                     Compensation.

The compensation of the officers shall be fixed from time to time by the Board of Directors or in such manner as it may provide.

SECTION 12.                     Security.

The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE VI

SHARES AND THEIR TRANSFER

SECTION 1.                           Certificates.

The shares of stock of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe; however, unless otherwise provided by the Certificate of Incorporation, the Board of Directors may provide by resolution that some or all of any or all classes and series of shares in the Corporation shall be uncertificated shares or otherwise in book-entry form, provided that any such resolution shall not apply to shares represented by a certificate until such certificate has been surrendered to the Corporation.

SECTION 2.                           Signatures on Certificates.

Each certificate shall be signed by the Chairman, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and shall be sealed with the seal of the Corporation; or, where such certificates are countersigned by a transfer agent and registered by a registrar, the signatures of such officers and the seal of the Corporation may be in facsimile. If any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

SECTION 3.                           Lost or Destroyed Certificates.

The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation which is alleged to have been lost or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of the certificate or the issuance of the new certificate.

SECTION 4.                           Record Date.

The Board of Directors may fix in advance a date as the record date for determination of the shareholders entitled to notice of or to vote at any meeting of shareholders, or to express consent to, or dissent from, any proposal without a meeting, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action. Such date shall be not less than ten (10) nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is so fixed, the record date shall be as provided by law. A determination of shareholders entitled to notice of or to vote at any meeting of shareholders which has been made as provided in this Section 4 shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 5.                           Ownership.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote, or to exercise any of the other rights or privileges of an owner with regard to those shares.

SECTION 6.                           Rules and Regulations.

The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

ARTICLE VII

CORPORATE SEAL

The Board of Directors shall provide a suitable seal containing the name of the Corporation, which seat shall be in the charge of the Secretary. A duplicate seal may be kept and used.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall end at the close of business on the thirtieth (30th) day of June in each year.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS
AND OFFICERS

SECTION 1.                           Indemnification of Directors and Officers in Actions or Proceedings Other than by or in the Right of the Corporation To Procure a Judgment in Its Favor.

(a)          The Corporation shall indemnify any person, made, or threatened to be made, a party to an action or proceeding concerning any action, event or circumstance occurring after January 1, 2003, other than one by or in the right of the Corporation, to procure a judgment in its favor, whether civil or criminal, but including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, and in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

(b)         The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act in good faith for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

(c)          For the purpose of this Section 1, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or the participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the Corporation or the participants and beneficiaries of any such employee benefit plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

SECTION 2.                           Indemnification of Directors and Officers in Actions by or in the Right of the Corporation To Procure a Judgment in Its Favor.

(a)          The Corporation shall indemnify any person, made a party to an action concerning any event or circumstance occurring after January 1, 2003, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which it is established by a judgement or other final adjudication adverse to such director or officer that such director or officer was in breach of his duty of loyalty to the Corporation or its shareholders, did not act in good faith, knowingly violated the law or received an improper personal benefit.

SECTION 3.                           Payment of Indemnification.

(a)          A person who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 or Section 2 shall be entitled to indemnification as authorized in such Sections.

(b)         Except as provided in paragraph (a), any indemnification under Section 1 or Section 2, unless ordered by a court, shall be made by the Corporation, only if authorized in the specific case:

(1)          By the Board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in Section 1 or Section 2, as the case may be, or,

(2)          if a quorum under sub-paragraph (1) is not obtainable with due diligence;

(A)      By the Board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such Sections has been met by such director or officer, or

(B)        By the vote or written consent of the holders of a majority of shares of capital stock the Corporation having ordinary voting power for election of directors upon a finding that the director or officer has met the applicable standard of conduct set forth in such Sections.

(c)          Expenses incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding if authorized under paragraph (b). However, all expenses incurred in defending a civil or criminal action or proceeding which are advanced by the Corporation under this paragraph (c) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this Article IX, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation exceed the indemnification to which he is entitled.

SECTION 4.                           Non-Exclusivity-Other Rights Preserved.

The indemnification provided for in this Article IX shall not be deemed exclusive of, and shall not affect, any other rights to which those indemnified may be entitled under any provision of law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, and shall be in addition to and not in restriction or limitation of any other privilege or power which the Corporation may lawfully exercise with respect to the indemnification or reimbursement of directors, officers and others.

SECTION 5.                           Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX, subject to the limitations set forth in Article 14, Corporations, General, of the New Jersey Statutes.

ARTICLE X

AMENDMENTS

Any and all By-Laws of the Corporation shall be subject to amendment or repeal, in whole or in part, and new By-Laws not inconsistent with the laws of the State of New Jersey or any provision of the Certificate of Incorporation may be adopted, by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation present in person, or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present, or by the affirmative vote of a majority of the entire Board of Directors given at any meeting if, in each case, notice of the proposed amendment, repeal, or adoption of new By-Laws has been included in the notice of such meeting. Any By-Laws adopted by the Board of Directors may be altered or repealed by the shareholders. If any By-law regulating an impending election of directors is adopted, amended or repeated by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed and a concise statement of the changes made.

Amended and Restated as of August 9, 2004